Exhibit 99.1

Slinger Bag Enters Into Multinational European Agreement, The Company Reaches Cumulative Global Retail Target of $200 Million

Landmark multinational agreement reached with Dunlop Europe International Limited to exclusively distribute Slinger Bag’s innovative sports technology across key European markets

Baltimore, Sept. 22, 2020 (GLOBE NEWSWIRE) — Slinger Bag (OTC: SLBG), a sports brand focused on innovating game improvement equipment for all ball sports with an initial focus on the global tennis market, today announced an unprecedented multi year, distribution agreement across nine key markets in Europe with global tennis giant, Dunlop. This announcement follows similar global strategic agreements in key tennis markets including Ireland, Japan, UK, Ireland, Switzerland and all four Scandinavian markets, bringing the total value of Slinger Bag’s international distribution partnerships to a cumulative five year retail value of $200 million.

Under the terms of the new agreement, Dunlop International Europe Ltd (Dunlop), whose parent company is Sumitomo Rubber Industries, Japan, will be granted exclusive distribution rights for Slinger Bag’s innovative tennis ball launcher in the core European markets of Austria, Belgium, France, Germany, Italy, Luxembourg Portugal, Netherlands, and Spain.

“There is no bigger endorsement of how far Slinger Bag has come in a short space of time than this new commercial association with Dunlop, a global giant in tennis with an unequalled market reach and a reputation to match. We have the utmost confidence in the sales and marketing strategy provided by the Dunlop team to rapidly build Slinger Bag brand awareness in the core markets covered by this deal and to activate this partnership through a multitude of traditional grassroots marketing activities allied with aggressive online marketing to European tennis consumers,” says Mike Ballardie, CEO of Slinger Bag. “Without a doubt this is a landmark deal for us and a real vindication of our faith in the long term global growth potential of Slinger Bag.”

This strategic alliance will see the two companies working closely together on a day to day basis to maximise the potential of Slinger Bag across these key territories, with Dunlop leveraging Slinger Bag growth supporting its comprehensive tennis ball market share, brand presence across European tennis and its recognition as a highly respected tennis brand. Dunlop will integrate a dedicated Slinger Bag team to oversee sales and marketing operations, including affiliate marketing programs, major tennis tournaments and events, local federations and organisation partnerships, and in market tennis coaching networks. In addition, Dunlop will adopt Slinger Bag’s preferred direct to consumer go-to-market sales strategy and will establish its own e-commerce platform (to be launched Q1 2021) to complement direct to consumer sales currently made via www.slingerbag.com

Dunlop’s territories represent the largest and most important tennis markets in Europe and include the third and fourth largest tennis markets (Germany and France) globally. In Germany alone, where tennis is one of the most popular sports, over five percent of the population plays tennis with around 3 million players recognised as avid players playing at least 1 time per week. The German Tennis Federation is the largest tennis federation in the world with around 1.4 million members. Across all other markets where Dunlop will operate the avid player number totals around 3.6 million players, making these regular players the core target market for Slinger Bag.

Dunlop is investing heavily into supporting its brand with player sponsorships and strategic partnerships including being the official tennis ball of both the ATP and the Australian Open and is the number one ball brand in Asia, Australasia and Europe. The brand sponsors many of the world’s top professional players including Kevin Anderson, Nikoloz Basilashvili, Roberto Marcora, Michael Mmoh, Jamie Murray, Qiang Wang, and Heather Watson, amongst many others.

Slinger Bag is now widely recognised as the hot new product in Tennis since launching in Spring 2020, and continues to receive widespread critical acclaim. The product has surpassed all order forecasts in each market where the product has already been launched, none more important than the world’s largest tennis market, the USA, where orders have reached $2 million over the past 110 days.

Slinger Bag enables tennis players to get out on court to play at any time without the need to find a playing partner - whether that be at their club, local park, on their driveways or in any other available open space. Slinger Bag is lightweight, wheeled like a trolley bag, and easily transported in the trunk of the smallest saloon or sedan car. It offers players the versatility to store all of their tennis gear including racquets, shoes, towels and accessories. At the average price of two to three performance tennis racquets it is highly affordable when compared to comparable performing traditional ball machines.

Frans Swinkels, Dunlop Managing Director commented, “Following the highly successful launch of Slinger Bag in the USA and intensive product testing by our sales and marketing teams, we are delighted to leverage Dunlop’s network across the largest tennis markets in Europe. Our premium status as the number one ball on the ATP Tour and official ball of the Australian Open, coupled with Slinger Bag’s dynamic and high performance ball launcher is an exciting proposition for the market. The partnership further enhances Dunlop’s complete offering in the tennis ball market as a complete equipment supplier.”

Yasutaka Doko, COO, Dunlop International Europe Ltd. commented, “Having seen the successful introduction of Slinger Bag to the Japanese market and further extensive research in our operations, we are very excited to partner with Slinger Bag. They share our drive and passion for innovation, to offer this revolutionary new tennis product to our customers and consumers across our European territories.”

The Slinger Bag is available to order now - to find out more about Slinger Bag, visit https://slingerbag.com.

For the latest information on when Slinger Bag will be available in Germany, Austria, Spain, Portugal, Italy, Holland, Belgium, Luxembourg and France, please sign up using this form.

ENDS

For Slinger Bag Investor Relations inquiries contact investors@slingerbag.com or 443-407-7564

For Slinger Bag media enquiries in U.K, Europe and Australia contact the UK Press Office, Joe Murgatroyd, Press@slingerbag.com, at Brandnation, +44(0)207 940 7294

For Slinger Bag media enquiries in U.S & CANADA., please contact the U.S. Press Office, Meryl Rader, meryl@cgprpublicrelations.com, at CGPR, 908-528-3826

Slinger Bag Legal Counsel: Kalfa Law. Contact: shira@kalfalaw.com

For Dunlop media enquiries, f.binder@dunlopsports.com, +49 6181 363191

About Slinger Bag®: Slinger® is a new sports brand focused on delivering innovative, game improvement technologies and equipment across all Ball Sport categories. With the vision to become a next-generation sports consumer products company, Slinger® enhances the skill and enjoyment levels of players of all ages and abilities. Slinger® is initially focused on building its brand within the global Tennis market, through its Slinger® Tennis Ball Launcher and Accessories. Slinger® has underpinned its proof of concept with in excess of $2 Million in orders of its Tennis Ball Launcher. Led by CEO Mike Ballardie (former Prince CEO and Wilson EMEA racquet sports executive) Slinger® is now primed to continue to disrupt what are traditional global markets with its patent-pending, highly transportable and affordable Slinger® Launcher.

About Dunlop: Dunlop is owned by Sumitomo Rubber Industries and has its headquarters in Kobe, Japan. Dunlop has a legendary history in the sport of tennis. Dunlop is the Official tennis ball partner of the ATP Tour and the Australian Open Grand Slam. Current players on tour using Dunlop products include Kevin Anderson, Nikoloz Basilashvili, Qiang Wang, Roberto Marcora, Heather Watson, Jamie Murray, Taylor Townsend, Zarina Diyas, Donald Young, Bjorn Fratangelo and Kurumi Nara. Dunlop U.S. legends James Blake and Michael Chang as well as Patrick Mouratoglou, Nick Bollettieri and Rod Laver are also ambassadors for the brand. Learn more at www.DunlopSports.com.

About Sumitomo Rubber Industries: Sumitomo Rubber Industries (SRI) was founded in 1909 in Kobe, Japan and employs over 37,000 people across the world and has sales revenue of around $8 billion. SRI acquired the global rights to the Dunlop brand in April 2017 and owns fellow sports brands Srixon, Cleveland Golf and XXIO. SRI specialises in the tire industry but also in providing rubber-based products for many other industries such as medical, construction, marine and sports facilities.

Slinger Bag Disclaimer: Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release that are not strictly historical are “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These statements involve a high degree of risk and uncertainty, are predictions only and actual events or results may differ materially from those projected in such forward-looking statements. Factors that could cause or contribute to differences include the uncertainty regarding viability and market acceptance of the Company’s products and services, the ability to complete development plans in a timely manner, changes in relationships with third parties, product mix sold by the Company and other factors described in the Company’s most recent periodic filings with the Securities and Exchange Commission, including its 2019 Annual Report on Form 10-K and quarterly reports on Form 10-Q.

Forward-Looking Statements: This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the Company’s product development, clinical and regulatory timelines, market opportunity, competitive position, possible or assumed future results of operations, business strategies, potential growth opportunities and other statement that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential, “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company’s filings with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward- looking statement, whether as a result of new information, future events or otherwise.

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